UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 23, 2012

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, the shareholders of AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Company’s Board of Directors, approved amendments to the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The amendments to the Omnibus Incentive Plan (a) establish a 200,000 share annual limitation on stock-based performance awards for each year covered by the applicable performance period, up to a maximum of 600,000 shares (excluding dividend equivalents); (b) modify the $6,000,000 limitation on cash-based performance awards to $4,500,000 million for each year covered by the applicable performance period, up to a maximum cash-based performance award of $9,000,000; and (c) add book value as one of the business criteria the Company can use as a performance metric upon which the Company can base Internal Revenue Code Section 162(m)-compliant awards to its senior executive officers.

As previously disclosed in the Company’s proxy statement for its 2012 annual meeting of shareholders, subject to shareholder approval of the amendments to the Omnibus Incentive Plan described above, on March 26, 2012, the Compensation Committee awarded Mr. Zyskind a “target” share award of 250,000 performance shares. These performance shares will be earned based upon the Company’s performance in return on equity (“ROE”), operating income, as adjusted and combined ratio, for the 24-month period commencing January 1, 2012 and ending December 31, 2013, and will vest in two equal installments on December 31, 2014 and 2015. The actual number of performance shares realized by Mr. Zyskind will vary from zero to 375,000 performance shares. The Company must achieve target performance of compounded ROE of 15% and aggregate adjusted operating income of $353 million for the two-year period ended December 31, 2013 for Mr. Zyskind to receive the target award of 250,000 performance shares. The Company must achieve threshold performance of compounded ROE equal to or in excess of 12% and aggregate adjusted operating income of $318 million for the two-year period ended December 31, 2013 for Mr. Zyskind to receive a threshold award of 125,000 performance shares. If the Company achieves ROE of 21% and aggregate adjusted operating income of at least $459 million for the two-year period, Mr. Zyskind would receive the maximum award of 375,000 performance shares. For Mr. Zyskind to achieve the performance criteria, the Company must accomplish these ROE and adjusted operating income performance goals while not allowing the combined ratio to exceed 95%.

Now that the Company’s shareholders have approved the amendments to the Omnibus Incentive Plan, the target award of 250,000 performance shares to Mr. Zyskind becomes effective on May 24, 2012, the day following the Company’s 2012 annual meeting of shareholders.

The descriptions of the Omnibus Incentive Plan, as amended, and the award of performance shares to Mr. Zyskind are qualified in their entirety by reference to the full text of the Omnibus Incentive Plan and performance share award agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Shareholders on May 23, 2011. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Description of Matters Submitted	For	Withheld

1. Election of Directors:
Donald T. DeCarlo	54,872,595	709,035
Susan C. Fisch	54,893,340	688,290
Abraham Gulkowitz	55,084,641	496,989
George Karfunkel	54,186,972	1,394,658
Michael Karfunkel	44,682,486	10,899,144
Jay J. Miller	54,791,307	790,323
Barry D. Zyskind	54,815,561	765,469

	For	Against	Abstain	Broker Non-Votes
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the year ended December 31, 2012.	58,988,843	85,676	38,090	0

	For	Against	Abstain	Broker Non-Votes
3. Approval of amendments to the 2010 Omnibus Incentive Plan	46,823,817	8,735,952	21,861	3,530,979

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 5, 2012).
10.2	Performance Share Award Agreement for Barry D. Zyskind, dated March 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 29, 2012

/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary